UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 30, 2008

BOIS d'ARC ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA	001-32494	20-1268553
(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street
Suite 5200
Houston, Texas 77002
(Address of principal executive offices)

(713) 228-0438
(Registrant's Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

The Merger Agreement

Bois d'Arc Energy, Inc. (the "Company") has entered into an Agreement and Plan of Merger, dated as of April 30, 2008 (the "Merger Agreement"), with Stone Energy Corporation  ("Parent") and Stone Energy Offshore, LLC, a direct wholly owned subsidiary of Parent ("Merger Sub").

The Merger Agreement contemplates that (i) Company will be merged with and into the Merger Sub, with Merger Sub continuing as the surviving corporation (the "Surviving Corporation") in the merger as a direct wholly owned subsidiary of Parent (the "Merger"), and each outstanding share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (other than Shares held in the treasury of the Company which will be canceled) shall be converted into the right to receive (a) 0.165 shares of the common stock of Parent, and (b) cash in an amount equal to $13.65.

The Company has made various representations, warranties and covenants in the Merger Agreement, including, among others, not to (i) solicit proposals relating to alternative business combination transactions or (b) subject to certain exceptions which permit the board of directors to comply with its fiduciary duties, enter into discussions concerning, or provide confidential information in connection with, alternative business combination transactions.  Subject to certain exceptions that permit the board of directors to comply with its fiduciary duties, the Company's board of directors has agreed to recommend that the Company's stockholders vote in favor of and adopt and approve the Merger and the Merger Agreement.  The Merger Agreement also includes covenants pertaining to the operation of the Company's business between execution of the Merger Agreement and the closing of the Merger.

Consummation of the Merger is subject to various conditions, including, among others, the approval and adoption of the Merger Agreement by the Company's and Parent's stockholders, regulatory approvals and other customary conditions.

The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, the Company may be required to pay Parent a termination fee equal to $55.0 million or Parent may be required to pay the Company a termination fee of $55.0 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.  The Merger Agreement is included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company or the other parties thereto.  The Merger Agreement contains representations and warranties the parties thereto made to each other and are solely for the benefit of each other.  The assertions embodied in those representations and warranties are qualified by information in confidential disclosure letters that the parties have exchanged in connection with signing the Merger Agreement.  Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the Merger Agreement and are modified by the underlying disclosure schedules.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's public disclosures.  The Company agrees to furnish supplementally a copy of any omitted disclosure schedule to the Merger Agreement to the Securities and Exchange Commission upon request.

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Item 7.01.    Regulation FD Disclosure.

On April 30, 2008, Bois d'Arc Energy, Inc. issued a joint press release with Stone Energy Corporation announcing that they had entered into a definitive merger agreement, a copy of which is furnished as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

2.1	Agreement and Plan of Merger, dated as of April 30, 2008, by and among Stone Energy Corporation, Stone Energy Offshore, LLC and Bois d'Arc Energy, Inc.

99.1	Press release dated April 30, 2008.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed "furnished" and not "filed" with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BOIS d'ARC ENERGY, INC.

Dated: April 30, 2008	By:	/s/ ROLAND O. BURNS
Roland O. Burns
Senior Vice President, Chief Financial Officer and Secretary

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INDEX TO EXHIBITS

2.1	Agreement and Plan of Merger, dated as of April 30, 2008, by and among Stone Energy Corporation, Stone Energy Offshore, LLC and Bois d'Arc Energy, Inc.

99.1	Press release dated April 30, 2008.

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